UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019

OLD API WIND-DOWN LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37691	98-1283375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

666 Burrard Street, Suite 1700 Vancouver, BC V6C 2X8	11232
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 754-2545

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 6, 2019, Old API Wind-down Ltd. (f/k/a Aralez Pharmaceuticals Inc.) (the “Company”) completed its previously announced sale of the Company’s TOPROL-XL® franchise to Toprol Acquisition LLC (“Acquisition Sub”), for approximately $130,000,000 as a credit bid (the “Toprol Sale”), pursuant to the Asset Purchase Agreement (the “APA”), dated September 18, 2018, by and among Acquisition Sub and Aralez Pharmaceuticals Trading DAC, a subsidiary of the Company. Acquisition Sub is owned by the secured lenders of the Company, Deerfield Private Design Fund III, L.P. and Deerfield Partners, L.P.

The foregoing description of the Toprol Sale does not purport to be complete and is qualified in its entirety by the APA, which is incorporated herein by reference to Exhibit 2.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission on September 19, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2019	OLD API WIND-DOWN LTD.

	By:	/s/ Christopher Freeland
Christopher Freeland
General Counsel and Chief Operating Officer

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